Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

dated as of April 26, 2021

among

SEAWORLD PARKS & ENTERTAINMENT, INC.,

The Guarantor(s) Party Hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

_____________

8.750% First-Priority Senior Secured Notes Due 2025

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of April 26, 2021 among SeaWorld Parks & Entertainment, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee entered into the Indenture, dated as of April 30, 2020 (the “Indenture”), relating to the Company’s 8.750% First-Priority Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, Section 9.01(a)(vii) of the Indenture provides that the Indenture may be amended without consent of holders of the Notes to, among other things, conform any provision of the Indenture with the “Description of the Notes” in the offering memorandum relating to the Notes (the “Description of Notes”) to the extent that such provision in the Indenture was intended to be a verbatim recitation of a provision in the Description of Notes; and

WHEREAS, an amendment to the Indenture is necessary to conform Section 4.04(b)(viii)(a) to the Description of the Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Amendments. Subject to Section 2 hereof, the Indenture is hereby amended by modifying Section 4.04(b)(viii)(a) in its entirety as follows:

(a)

Restricted Payments of up to the greater of (i) 7.0% of the Market Capitalization in any calendar year and (ii) $200.0 million in any calendar year; provided, that Restricted Payments made pursuant to this clause (viii)(a)(ii) shall not exceed $50.0 million in any calendar quarter or

Section 2. Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.  From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture. Capitalized terms used herein and not otherwise defined are used as defined in the Indenture.

Section 3. Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.

Section 4. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 5. No Representations by Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  The recitals contained herein shall be taken as the statement of the Company, and the Trustee assumes no responsibility for the correctness or completeness of the same.

Section 6. Counterparts. This Supplemental Indenture may be executed in  any number of counterparts, each of which shall be an original, but such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SEAWORLD PARKS & ENTERTAINMENT, INC., as Issuer
By:	/s/ Elizabeth C. Gulacsy
Name:Elizabeth C. Gulacsy
Title:Interim CFO and Treasurer

SEAWORLD ENTERTAINMENT, INC.
By:	/s/ Elizabeth C. Gulacsy
Name:Elizabeth C. Gulacsy
Title:Interim CFO and Treasurer

SEAWORLD PARKS & ENTERTAINMENT LLC

SEA WORLD OF TEXAS LLC

SEAWORLD PARKS & ENTERTAINMENT     INTERNATIONAL, INC.

LANGHORNE FOOD SERVICES LLC

SEA WORLD OF FLORIDA LLC

SWBG ORLANDO CORPORATE OPERATIONS GROUP, LLC

SEA HOLDINGS I, LLC

By:	/s/ Harold Herman

Name: Harold Herman

Title:Assistant Secretary

SEA WORLD LLC

By:	/s/ Harold Herman

Name: Harold Herman

Title:Assistant Secretary

SEAWORLD OF TEXAS HOLDINGS, LLC

SEAWORLD OF TEXAS MANAGEMENT, LLC

SEAWORLD OF TEXAS BEVERAGE, LLC

By:	/s/ Genaro Castro

Name: Genaro Castro

Title: Manager

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Jane Schweiger
Name:Jane Schweiger Title: Vice President

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